Exhibit 99.1

Essex Announces First Quarter 2016 Results

Core FFO per Diluted Share Grows 17.0% in the First Quarter

San Mateo, California—April 28, 2016—Essex Property Trust, Inc. (NYSE:ESS) announced today its first quarter 2016 earnings results and related business activities.

Funds from Operations (“FFO”) and Net Income per diluted share for the quarter ended March 31, 2016 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended
	March 31,		%
	2016	2015	Change
Per Diluted Share
Total FFO	$2.64	$2.27	16.3%
Core FFO	$2.68	$2.29	17.0%
Net Income	$1.19	$0.92	29.3%

First Quarter Highlights:

•	Grew Core FFO per diluted share by 17.0% compared to Q1 2015, which exceeded the high-end of the Company’s guidance range.

•	Achieved same-property gross revenues and net operating income (“NOI”) growth of 7.3% and 8.8%, respectively, compared to Q1 2015.

•	Realized a sequential quarterly increase in same-property revenue growth of 1.1%.

•	Disposed of two properties for total sale proceeds of $124.3 million.

•	Acquired two apartment communities for a total contract price of $148.7 million.

•	Increased the dividend by 11.1% to an annual rate of $6.40 per share.

•	Provided Core FFO guidance range for the second quarter of 2016 of $2.61 to $2.71 per diluted share, which incorporates recent financing and investment transactions.

•	Reaffirmed the full-year Core FFO guidance range per diluted share of $10.72 to $11.12.

•	Reaffirmed 2016 guidance for growth in same-property revenues, operating expenses, and NOI from the February 4, 2016 earnings release.

“We are pleased to report another strong quarter with property operating results and Core FFO exceeding our expectations. During the quarter, positive momentum in Seattle and Southern California allowed us to outperform our 2016 market forecast. Looking forward, the superior results in Seattle and Southern California are expected to continue, offsetting moderating rent growth in Northern California. Our reported 8.8% same-property NOI growth for the quarter provides a strong start to 2016, supporting our belief that operating fundamentals on the West Coast will outpace the nation, allowing us to produce sector-leading growth.” commented Michael Schall, President and CEO of the Company.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015, and the sequential percentage change for the quarter ended March 31, 2016 versus the quarter ended December 31, 2015 by submarket for the Company:

	Q1 2016 vs. Q1 2015	Q1 2016 vs. Q4 2015	% of Total
	Gross Revenues	Gross Revenues	Q1 2016 Revenues
Southern California
Los Angeles County	7.0%	1.5%	17.6%
Orange County	4.5%	1.0%	12.3%
San Diego County	6.5%	0.8%	9.3%
Ventura County	5.7%	1.3%	5.2%
Other Southern California	7.1%	-0.2%	1.0%
Total Southern California	6.1%	1.2%	45.4%
Northern California
Santa Clara County	8.8%	1.6%	16.4%
Alameda County	9.9%	1.8%	7.4%
San Mateo County	9.2%	1.6%	4.4%
Contra Costa County	9.3%	1.2%	5.4%
San Francisco MSA	6.5%	-2.2%	2.1%
Other Northern California	15.7%	-2.1%	0.3%
Total Northern California	9.1%	1.3%	36.0%
Seattle Metro	7.0%	0.6%	18.6%
Same-Property Portfolio	7.3%	1.1%	100%

	Year Over Year Growth
	Q1 2016 compared to Q1 2015
	Gross Revenues	Operating Expenses	NOI
Southern California	6.1%	3.0%	7.5%
Northern California	9.1%	4.7%	10.9%
Seattle Metro	7.0%	5.5%	7.7%
Same-Property Portfolio	7.3%	4.0%	8.8%

	Sequential Growth
	Q1 2016 compared to Q4 2015
	Gross Revenues	Operating Expenses	NOI
Southern California	1.2%	-1.5%	2.4%
Northern California	1.3%	-0.6%	2.1%
Seattle Metro	0.6%	-0.5%	1.1%
Same-Property Portfolio	1.1%	-1.0%	2.1%

	Financial Occupancies
	Quarter Ended
	3/31/2016	12/31/2015	3/31/2015
Southern California	96.0%	96.0%	96.0%
Northern California	96.1%	95.9%	96.2%
Seattle Metro	95.8%	96.1%	96.2%
Same-Property Portfolio	96.0%	96.0%	96.1%

Investment Activity

In January, the Company acquired Mio located in San Jose, CA for a total contract price of $51.3 million. Please see the fourth quarter 2015 results press release dated February 4, 2016 for more details on this acquisition.

In March, the Company acquired Form 15 apartments in San Diego, CA for a contract price of $97.4 million. Built in 2014, the community has 242 apartment homes located in Downtown San Diego. Form 15 has a Walk Score of 93 and is situated in close proximity to entertainment venues, shopping, restaurants, and numerous employment opportunities.

Both of these properties were acquired via like-kind exchange using disposition proceeds.

Dispositions

In January, the Company sold The Heights, owned by BEXAEW, LLC. The Company has a 50% ownership interest in the BEXAEW, LLC joint venture. The apartment community had 332 apartment homes located in Chino Hills, CA. Total proceeds from the sale were $93.8 million, of which $50.3 million were used to repay the loan on the property. The Company’s share of the gain on the sale was $7.4 million, which was excluded from the calculation of FFO.

In January, the Company sold its former headquarters office building located in Palo Alto, CA for total proceeds of $18.0 million. The total gain on the sale was $9.6 million, which has been excluded from FFO.

In February, the Company disposed of Harvest Park located in Santa Rosa, CA. Built in 2004, the community was comprised of 104 apartment homes. Total proceeds from the sale were $30.5 million. Total gain on the sale was $6.4 million, which has been excluded from the calculation of FFO.

Other Investments

In March, the Company originated a $47.1 million preferred equity investment in a multifamily development project located in Glendale, CA. The investment has a preferred return of 12% and matures in 2020.

Development Activity

During the first quarter, the Company began construction on a development project located in Santa Clara, CA. The project is estimated to have 476 apartment homes located in the heart of Santa Clara. The Company owned the land and operated a commercial building on the property until February 2016. The development is expected to cost $226 million and open in the second quarter of 2018.

The table below represents the development communities in lease-up during the first quarter and the current leasing status as of April 25, 2016.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 4/25/16	Status
Epic Phase III	San Jose, CA	200	55%	95%	Stabilized
MB360 Phase II	San Francisco, CA	172	100%	97%	Stabilized
Total/Average % Leased		372		96%

Liquidity and Balance Sheet

Common Stock

The Company has not issued any shares of common stock through its equity distribution program in the first quarter 2016 or subsequent to quarter-end.

Balance Sheet

In April, the Company redeemed all of the issued and outstanding 2,950,000 shares of the Company’s 7.125% Series H Cumulative Redeemable Preferred Stock. The redemption resulted in a $2.5 million non-cash charge to Total FFO during the first quarter, which is excluded from Core FFO. For additional details on the redemption, please see the press release dated March 10, 2016.

In April, the Company issued $450 million of 10-year senior unsecured notes at an interest rate per annum of 3.375%. Please see the press release dated April 4, 2016 for additional details about the transaction.

As of April 25, 2016, the Company had $1.025 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the first quarter, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2015 earnings release by $0.08 per share; $0.04 of the favorable variance relates to timing differences and the expenses are now forecasted to occur in the second half of the year.

The following table provides a reconciliation of first quarter Core FFO per share to the midpoint of the guidance as provided in the fourth quarter 2015 earnings release distributed in February 2016. For additional details regarding our 2016 assumptions, please see page S-14 of the Supplemental Financial Information. For the second quarter of 2016, the Company has established a range for Core FFO per diluted share of $2.61 to $2.71.

Per Diluted Share
Projected midpoint of Core FFO per share for Q1 2016	$2.60
NOI from consolidated communities	0.04
FFO from Co-Investments	0.01
G&A and other income	0.03
Core FFO per share for Q1 2016 reported	$2.68

Upcoming Events

Essex is scheduled to participate in the NAREIT Institutional Investor Forum in New York, NY, from June 7-9, 2016 and the Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on June 7th at 9:30 AM EST. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, April 29, 2016 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter earnings link. To access the replay digitally, dial (877) 870-5176 using the replay pin number 13633976. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 244 apartment communities with an additional 7 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and year ended March 31, 2016 and 2015:

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders (In thousands)	2016	2015
Net income available to common stockholders	$77,981	$59,363
Adjustments:
Depreciation and amortization	109,707	106,907
Gains not included in FFO	(27,693)	(28,474)
Deferred tax expense on gain on sale of real estate and land – Taxable REIT Subsidiary activity	4,279	—
Depreciation add back from unconsolidated co-investments	12,023	11,917
Noncontrolling interest related to Operating Partnership units	2,784	2,063
Depreciation attributable to third party ownership and other	6	(249)
Funds from Operations attributable to common stockholders and unitholders	$179,087	$151,527
Merger and integration expenses	—	2,388
Acquisition and investment related costs	828	547
Gain on sale of marketable securities	(740)	—
Income from early redemption of preferred equity investments	—	(469)
Excess of redemption value of preferred stock over the carrying value	2,541	—
Other non-core adjustments	—	(1,375)
Core Funds from Operations attributable to common stockholders and unitholders	$181,716	$152,618

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements in the “First Quarter Highlights” and “Guidance” sections regarding Core FFO per diluted share for the second quarter 2016 and full-year 2016 and 2016 guidance for same-property revenues, operating expenses, and NOI; statements in the “Guidance” section regarding the Company producing sector-leading growth; statements in the “Development Activity” section regarding estimated costs and opening date of a property development; and statements and estimates set forth under the captions “Development Pipeline—March 31, 2016” and “Redevelopment Pipeline—March 31, 2016” on pages S-11 and S-12 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial projections and assumptions, including those regarding 2016 NOI, FFO and Core FFO, set forth in the columns “2016 Guidance Range” on page S-14 of the Company’s Supplemental Financial Information Package and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, and rent growth in various areas. The Company’s actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2015.

Contact Information

Barb Pak

Vice President of Finance & Investor Relations

(650) 655-7800

bpak@essex.com

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